Exhibit 10.1

October 1, 2010

Craig Vachon

[Address]

RE: Promotion

Dear Craig:

Congratulations! This letter is to confirm our discussions and to formally document our agreement on your promotion to Chief Commercial Officer. In this new role you will continue to report to me and the effective date of the change is August 20, 2010.

As we discussed, your base salary will remain $242,190.17 and you will continue on the 2010 Executive Incentive Plan at 60% target incentive. In addition to your compensation package, I am pleased to offer you an incentive for 2010 results as follows:

•

A cash bonus in the amount of $25,000 and a grant of 5000 RSU’s for the successful negotiation and close of 3 of 5 contracts in 2010. The agreements must be negotiated and signed by December 31, 2010 with suitable terms accepted by Immersion and the partner.

•	Payments will be made in 33.33% increments as results are achieved and will not exceed $25,000 and 5000 RSU’s.

•	The strategic agreements must be between Immersion and 3 of 5 companies as agreed between you and Immersion.

Craig, I’m confident that in your new role as Chief Commercial Officer you will help lead and drive significant business opportunities for Immersion. Please be reminded that, notwithstanding anything to the contrary in this letter or any other agreement between us, your employment with us is on an “at will” basis, and may be terminated at any time, with or without cause and with or without notice.

Please sign the enclosed copy of this letter in the space indicated as your acceptance of the terms and return it to Human Resources. Your signed acceptance will become our binding agreement with respect to the subject matter of this letter.

Sincerely,

/s/ Victor Viegas
Victor Viegas
President and Chief Executive Officer

Agreed and Accepted

X /s/ Craig Vachon	1 Oct 10
Craig Vachon	Date

EXHIBIT A

The parties agree that the five companies subject to the incentive bonus set forth in the letter above include: LG, Samsung, HTC, Nintendo and either Kong Hong or AAC.

/s/ Victor Viegas
Victor Viegas
President and Chief Executive Officer

/s/ Craig Vachon	1 Oct 10
Craig Vachon	Date